Pieris Pharmaceuticals Appoints Ann Barbier, M.D., Ph.D., to its Board of Directors BOSTON, MA -- (Marketwired) – 04/25/2018 -- Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer, respiratory and other diseases, announced today that Dr. Ann Barbier has joined the Company’s Board of Directors. Dr. Barbier is currently the Chief Medical Officer of Translate Bio. Prior to joining Translate Bio, Dr. Barbier was Vice President of Clinical Development, Rare Genetic Diseases, at Agios Pharmaceuticals, where she led the development program of a small molecule in rare benign hematological diseases. Previously, Dr. Barbier spent seven years at Shire, most recently as Global Clinical Development Lead and Senior Medical Director, where she worked on a variety of rare genetic diseases including lysosomal storage diseases and hereditary angioedema. Her prior experience includes positions at Envivo, Johnson & Johnson and Aventis. During her career, Dr. Barbier has made significant contributions to several approved products such as Elaprase® (Hunter syndrome), Aubagio® (multiple sclerosis) and Firazyr® (hereditary angioedema) and has led several investigational new drug applications for new chemical entities. Additionally, she has authored more than 50 peer-reviewed scientific articles, book chapters and invited reviews. Dr. Barbier received her M.D. and Ph.D. in pharmacology from the University of Gent, Belgium, and a Master of Science from the Free University of Brussels, Belgium. She pursued a postdoctoral fellowship at the University of Tennessee in Memphis. Commenting on the announcement Dr. Barbier stated, "I am thrilled to join the Board of Directors of Pieris at this exciting time for the Company. Pieris is in the midst of a rapid phase of growth, including ongoing clinical studies for three of its drug candidates in trials across the globe. I look forward to working with my fellow Directors and the Pieris management team to continue to advance the Company’s proprietary and co- development programs into and through the clinic." "It's a great pleasure to welcome Ann to the Pieris Board," said Stephen Yoder, President and CEO of Pieris. “I'm confident Ann’s strong experience in advancing a wide range of therapeutics through the clinic to regulatory approval will provide valuable experience to us during this growth stage of the Company." “Ann’s significant clinical experience in clinical development of drug candidates across a range of indications will add valuable insight to the Pieris Board as the Company continues to advance its key therapeutic programs through the clinic,” said James

Geraghty, Chairman of the Board of Directors. “We are very pleased to have a director of her caliber and experience join the Board and look forward to her insights and guidance to the Company.” About Pieris Pharmaceuticals Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor microenvironment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. Forward Looking Statements This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co- development programs into and through the clinic. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company's Quarterly Reports on Form 10- Q. Contacts at Pieris: Company Contact: Investor Relations Contact: Allan Reine The Trout Group

SVP & Chief Financial Officer Thomas Hoffmann +1-857-444-4276 +1-646-378-2931 reine@pieris.com thoffmann@troutgroup.com Media Inquiries: Trophic Communications Gretchen Schweitzer +49-89-238-87730 schweitzer@trophic.eu ##END##